STOCK PLEDGE AGREEMENT

This STOCK PLEDGE AGREEMENT ("Agreement"), dated as of September 26, 2008, is made and given by ConSolTec GmbH, a German limited liability company registered with the Munich commercial register under HRB 143414 ("Pledgor") to Quantum Fuel Systems Technologies Worldwide, Inc., a Delaware corporation (the "Lender")

RECITALS

A. On or around September 26, 2008, the Lender loaned asola Advanced and Automotive Solar Systems GmbH, a German limited liability company company registered with the Jena commercial register under HRB 112643, the sum of U.S. Two Million One Hundred Ninety Six Thousand One Hundred Fifty ($2,196,150) U.S. Dollars, which loan is evidenced by a Promissory Note, dated September 26, 2008, issued by Asola to Lender.

B. Pledgor is the majority owner of Asola.

C. As a material inducement to Lender's agreement to make the loan, Pledgor agreed to guaranty Asola's obligations under the Promissory Note and to secure its guaranty with a pledge of its ownership interest in Quantum Solar Energy, Inc.

D. The Pledgor finds it advantageous, desirable and in the best interests of the Pledgor to comply with the requirement that this Pledge Agreement be executed and delivered to the Lender.

NOW, THEREFORE, in consideration of the premises and in order to induce the Lender to make the loan, the Pledgor hereby agrees with the Lender as follows:

    Pledge. As security for the payment and performance of the Pledgor's guaranty of Asola's obligations under the Promissory Note, Pledgor hereby pledges to the Lender and grants to the Lender a security interest (the "Security Interest") in all shares of common stock in Quantum Solar Energy, Inc. now owned or hereafter acquired by Pledgor ("Pledged Shares"), and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares (the "Collateral"). Pledgor agrees that at any time and from time to time, Pledgor will promptly execute and deliver all further instruments and documents, and take all further action that may be necessary or that the Lender may reasonably request, in order to perfect and protect the Security Interest or to enable the Lender to exercise and enforce its rights and remedies hereunder with respect to any Collateral (but any failure to request or assure that any Pledgor executes and delivers such instruments or documents or to take such action shall not affect or impair the validity, sufficiency or enforceability of this Pledge Agreement and the Security Interest, regardless of whether any such item was or was not executed and delivered or action taken in a similar context or on a prior occasion).

    Delivery of Collateral. All certificates and instruments representing or evidencing the Pledged Shares shall be delivered to the Lender, together with an undated stock power executed in blank, contemporaneously with the execution of this Pledge Agreement.

    Voting Rights. Except as otherwise provided herein, Pledgor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Pledged Shares and to receive and retain any and all dividends paid in respect of the Collateral; provided, however, that any and all dividends paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Collateral,

        dividends and other distributions paid or payable in cash in respect of any Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Collateral,

    shall be, and shall be forthwith delivered to the Lender to hold as, Collateral and shall, if received by the Pledgor be received in trust for the benefit of the Lender and promptly delivered to the Lender as Collateral in the same form as so received (with any necessary indorsement or assignment). The Pledgors shall, upon request by the Lender, promptly execute all such documents and do all such acts as may be necessary to give effect to the provisions of this Section.

    Upon the occurrence and during the continuance of any Event of Default, the Lender shall have the right in its sole discretion, and Pledgor shall execute and deliver all such proxies and other instruments as may be necessary or appropriate to give effect to such right, to terminate all rights of Pledgor to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to this Section 3, and all such rights shall thereupon become vested in the Lender who shall have the sole right to exercise or refrain from exercising such voting and other consensual rights.

    Transfers and Other Liens. Pledgor agrees that it will not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, or (ii) create or permit to exist any Lien, upon or with respect to any of the Collateral.

    The Lender's Duties. The powers conferred on the Lender hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. The Lender shall be deemed to have exercised reasonable care in the safekeeping of any Collateral in its possession if such Collateral is accorded treatment substantially equal to the safekeeping which the Lender accords its own property of like kind. Except for the safekeeping of any Collateral in its possession and the accounting for monies and for other properties actually received by it hereunder, the Lender shall have no duty, as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Lender has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any persons or any other rights pertaining to any Collateral.

    Default. Each of the following occurrences shall constitute an Event of Default under this Agreement: (a) Pledgor shall fail to observe or perform any material covenant applicable to such Pledgor under this Agreement and such failure shall continue for a period of thirty (30) consecutive days after written notice by the Lender; (b) any default by Asola under the Promissory Note which is not timely cured by Asola or Pledgor.

    Remedies upon Default. If any Event of Default shall have occurred and be continuing:

      The Lender may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under Revised Article 9 of the Uniform Commercial Code as adopted in the State of California (the "Code") in effect at that time, and may, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Lender's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Lender may reasonably believe are commercially reasonable. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' prior notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Pledgor hereby waives all requirements of law, if any, relating to the marshalling of assets which would be applicable in connection with the enforcement by the Lender of its remedies hereunder, absent this waiver. The Lender may disclaim warranties of title and possession and the like.

      The Lender may notify any person obligated on any of the Collateral that the same has been assigned or transferred to the Lender and that the same should be performed as requested by, or paid directly to, the Lender, as the case may be. The Pledgor shall join in giving such notice, if the Lender so requests. The Lender may, in the Lender's name or in a Pledgor's name, demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or securing, any such Collateral or grant any extension to, make any compromise or settlement with or otherwise agree to waive, modify, amend or change the obligation of any such Person.

      Any cash held by the Lender as Collateral and all cash proceeds received by the Lender in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Lender, be held by the Lender as collateral for, or then or at any time thereafter be applied in whole or in part by the Lender against, all or any part of the Obligations.

    Waivers and Amendments; Remedies. This Pledge Agreement can be waived, modified, amended, terminated or discharged and the Security Interest can be released, only explicitly in a writing signed by the Lender. A waiver so signed shall be effective only in the specific instance and for the specific purpose given. Mere delay or failure to act shall not preclude the exercise or enforcement of any rights and remedies available to the Lender. All rights and remedies of the Lender shall be cumulative and may be exercised singly in any order or sequence, or concurrently, at the Lender's option, and the exercise or enforcement of any such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other.

    Termination and Release. Upon the payment and performance in full of all of Pledgor's obligations under the Note and this Agreement, the Security Interest granted hereby shall terminate and all rights to the Pledged Shares shall revert to Pledgor. Upon any such termination, Lender will, at Pledgor's request, execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence such termination and will duly assign, transfer and deliver to Pledgor the share certificate(s) representing the Pledged Shares.

    Pledgor's Acknowledgment. The Pledgor hereby acknowledges that it has been advised by counsel in the negotiation, execution and delivery of this Pledge Agreement.

    Governing Law and Construction. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA; PROVIDED, HOWEVER, THAT NO EFFECT SHALL BE GIVEN TO CONFLICT OF LAWS PRINCIPLES OF THE STATE OF CALIFORNIA, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE MANDATORILY GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF CALIFORNIA.

    Consent to Jurisdiction. AT THE OPTION OF THE LENDER, THIS PLEDGE AGREEMENT MAY BE ENFORCED IN ANY FEDERAL COURT OR CALIFORNIA STATE COURT SITTING IN ORANGE COUNTY, CALIFORNIA; AND THE PLEDGORS CONSENT TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND, FOR THIS PLEDGE AGREEMENT ONLY, WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT THE PLEDGOR COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS PLEDGE AGREEMENT, THE LENDER AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

    Waiver of Jury Trial. PLEDGOR AND THE LENDER, BY ITS ACCEPTANCE OF THIS PLEDGE AGREEMENT, IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS PLEDGE AGREEMENT.

    Counterparts. This Pledge Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, Pledgor has caused this Pledge Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

"LENDER"	"PLEDGOR"
Quantum Fuel Systems Technologies Worldwide, Inc.	ConSolTec GmbH

By:/s/ W. Brian Olson _________________	By:/s/ Reinhard Wecker_______________
W. Brian Olson	Reinhard Wecker
Its: CFO_____________________________	Its:_CEO___________________________